UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2006

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway

Suite 300

Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 1, 2006, Capital Senior Living Corporation (the “Company”) announced that it entered into an agreement with an affiliate of Ventas, Inc. for a sale/leaseback transaction for the Towne Centre community in Merrillville, Indiana.

On January 31, 2006, the Company’s directors responded to the letter from Mercury Real Estate Advisors, LLC (“Mercury”), dated December 21, 2005, described in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. The response of the directors to Mercury is filed as Exhibit 99.2 to this current report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The exhibits contain and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

No.	Exhibit Name

The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

99.1	Press Release dated February 1, 2006

99.2	Letter, dated January 31, 2006, from the Company’s directors to Mercury Real Estate Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006	Capital Senior Living Corporation

By:	/s/ Ralph A. Beattie

Name: Ralph A. Beattie

Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Name

The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

99.1	Press Release dated February 1, 2006

99.2	Letter, dated January 31, 2006, from the Company’s directors to Mercury Real
Estate Advisors, LLC